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                                                                 Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

HEARx Ltd.
West Palm Beach, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 8, 2000, relating to the consolidated financial statements and schedule of HEARx Ltd. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

West Palm Beach, Florida                                     BDO Seidman, LLP
June 7, 2000